Exhibit 99.1

Contacts: For news media: Ryan Hill, 610-774-5997

For financial analysts: Joseph P. Bergstein, 610-774-5609

PPL Corporation

PPL Presentation to be Webcast from 50th Edison Electric Institute Financial Conference

ALLENTOWN, Pa. (Nov. 2, 2015) – PPL Corporation (NYSE: PPL) Chairman, President and Chief Executive Officer William H. Spence will present to investors and financial analysts at the 50th Edison Electric Institute Financial Conference. The conference will be held at 10:30 a.m. EST on Tuesday, Nov. 10, in Hollywood, Florida.

Spence will discuss PPL's strategy for growth and the company’s general business outlook. His presentation will be webcast live and is accessible on PPL's website at http://pplweb.investorroom.com/events. An archived replay will be available on the website for 30 days after the conference.

Members of PPL's senior leadership team also will be present to speak with investors and financial analysts during the conference.

Headquartered in Allentown, Pa., PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL’s seven high-performing, award-winning utilities serve 10 million customers in the U.S. and United Kingdom. The company and its 13,000 employees are dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.

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Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.